Exhibit 10.21

                Certification of Foreign Language Document


Attached hereto is a fair and accurate English translation of the following document which in its original form appears in the Japanese language:


     Loan Agreement (Multiple Advance) made as of the 30th day of September 1993 by and between Beckman Instruments (Japan) Ltd., a corporation organized and existing under the laws of Japan and The Industrial Bank of Japan, Limited, a Japanese bank.

I certify under penalty of perjury that the foregoing is true and correct.



KENJI YAMAURO
Kenji Yamamuro
Controller
Beckman Instruments (Japan) Ltd.


December 21, 1993
(Date)

                              LOAN AGREEMENT
                            (Multiple  Advance)


                                                         September 30, 1993

TO:  The Industrial Bank of Japan, Limited
     3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan

Article 1  (Borrowing Clause)
     Based upon the terms and conditions set forth in the following Articles, I have promised to borrow the amount set forth below, subject further to the terms and conditions set forth in the Agreement on Bank Transactions separately executed and delivered to your bank.

1. Amount: The aggregate principal amount of the Loan shall be JPY 500,000,000 (five hundred million yen) being made available in several advances; provided, that the date and amount of each advance shall be determined by further agreement with you. If the amount required by me has been reduced due to changes in its plan or otherwise, the above-described amount may be reduced by further agreement with your bank. Notwithstanding this Agreement, I confirm that you may reduce, or refuse to make available, the aforesaid amount if any one of the items specified in Article 5 of the Agreement on Bank Transaction or
   Article 7 of this agreement is applicable to me or the Guarantor at the time of an advance.

2. Purpose:  The purpose of the Loan is for working capital.

3. Maturity Date:  The Maturity Date shall be September 30, 1999.

4. Repayment:  The principal of the Loan shall be repaid on the
            Maturity Date.

5. Interest Rate: For advances drawn down on or before September 30, 1993, the interest rate shall be 4.8% p.a. For advances drawn down on or after 1 October, 1993, the interest rate shall be the Long-Term Prime Lending Rate prevailing on the date of draw down. The Interest shall be calculated on the basis of a year of three hundred sixty five (365) days.

6. Interest Payment Date: The Interest Payment Dates shall mean the last day if March, June, September and December in each year, commencing on December 30, 1993, the last such Interest Payment Date to be on the Maturity Date.

7. Manner of Interest Payment: Interest shall be payable with respect to each Loan in arrears on each Interest Payment Date thereof, initially, for the period from and including the date of advance thereof, to and including the immediately following. Interest Payment Date thereof, and thereafter from and including the day immediately following each Interest Payment Date thereof to and including the next Interest Payment Date thereof. Or, in the case of the Final Payment, the Maturity Date thereof.

8. Default Interest: In the event that I fail to perform any of my obligations hereunder when due, I shall pay default interest which shall be 14% per annum (based on a year of 365 days).

Article 2 (Prepayment)
1. If I intend to pay, prior to the specified maturity Date, any or all of my obligations under this Agreement, I shall obtain your prior approval thereto.

2. In case of a prepayment as aforesaid where applicable Interest Rate is higher than your Long term Prime Lending Rate ("LTPR") on the Prepayment Date, I shall pay you forthwith a prepayment commission which is to be calculated based upon the interest rate difference between the applicable Interest Rate and the LTPR for the period from and including the Prepayment Date to and including the Maturity Date.

Article 3 (Assignment of Credit)
1. I agree that you may assign to other financial institutions in the future any or all of my obligation hereunder without any notice. However even after such assignment, I may continue to pay my obligations hereunder to you as provided in Article 1 of this Agreement, and you shall transfer what you receive to such assignee(s) in proportion to the amount of the Loan(s) assigned. Moreover you may continue to demand from me payment of my obligations hereunder.
     I confirm that the assigned Loan(s) shall remain subject to the terms and conditions of the relevant Agreement on Bank Transactions as notified separately executed and delivered to you.

2. I confirm as long as you have been so authorized, by such assignee(s), with respect to the assigned Loan you may act as agent of such regarding the collection and management thereof.

Article 4 (Financial Report)
     At the end of each of my annual fiscal periods, I shall furnish my business report, balance sheet, profit and loss statement, etc., for each such fiscal period to you.

Article 5 (Cost)
     All reasonable costs and expenses incurred in connection with the preparation of this Agreement or otherwise relating hereto or necessary for the preservation of your rights hereunder, shall be borne by me.

Article 6 (Notarial Deeds)
     I shall, upon your demand at any time, take all necessary procedures to cause a competent notary public to execute notarial deeds containing an acknowledgment of my obligations hereunder and an agreement to the compulsory enforcement thereof.

Article 7 (Immediate Payment)
1. If any of the events set forth in the following clauses shall apply to me, any and all of my obligations hereunder shall immediately become due and payable even in the absence of notice or demand, etc. from you; and I shall pay such obligations forthwith:

          1. If I suspend payment of my debts or if an application or petition is submitted for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of company arrangement or commencement of special liquidation.

          2. If I become subject to Clearing House to the procedures for suspension of business transactions.

          3. If an order or notice is issued for provisional attachment, provisional attachment for the purpose of assuring collection or attachment with respect to any of my deposits or other credits with you.

          4. If my whereabouts become unknown to you due to my failure to notify you of a change in my address or any other causes attributable to me.

2. If any of the events set forth in the following clauses shall apply to the Guarantor, any and all of my obligations hereunder shall immediately become due and payable even in the absence of notice or demand, etc. from you; and I shall pay such obligations forthwith:

          1. If the Guarantor suspends payment of its debts or if an application or petition is submitted for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of company arrangement or commencement of special liquidation.

          2. If the whereabouts of Guarantor become unknown to you due to failure to notify you of a change in address or any other causes ascribable to me or the Guarantor.

3. In the event of any of the following, upon your demand, any and all obligations I owe you hereunder shall immediately become due and payable; and I shall pay them forthwith:

          1. If I fail to perform all or any part of my obligations when due.

          2. If I violate the terms of any agreement on transactions with you.

          3. If I cease to be wholly owned directly or indirectly by Beckman Instruments Inc.

          4. If the guarantee issued on September 28th, 1993 by Beckman Instruments Inc. is canceled, terminated or modified unfavorably to you, or is avoided, or if the due date thereof is not extended or action which has the same effect as such an extension is not taken after the expired thereof.

Article 8 (Non-business Days)
     In case the due date of payment of any obligations hereunder falls on a Sunday or any other holiday, you may change the due date to the day immediately preceding the same.

Article 9 (Negative Pledge)
     With your consent, I shall not, for the purposes of securing other debt, create, any security interest, upon or with respect to any of my properties or assets, whether now owned or hereafter acquired, provided that I shall be permitted to create security interests (1) with respect to superior rights arising in connection with taxes to be imposed; (2) with respect to superior rights arising in connection with carriers', warehousemen's and mechanics' liens and other similar liens imposed by law arising in the ordinary course of business and not material in amount; (3) with respect to superior rights arising in connection with workmen's compensation laws, unemployment insurance, or pension or other social welfare legislation; or (4) on properties or assets acquired after the date hereof, which security interests were in existence prior to such acquisition or were created at the time of purchase solely to secure the purchase price of such properties or assets.

Article 10 (Relation to Agreement on Bank Transactions)
     Notwithstanding Article 1 of this Agreement, this Agreement shall govern in case of any conflicts between this Agreement and the Agreement on Bank Transactions.

     Article 3, Article 4, and Article 5 paragraph 2 section 5 of the Agreement on Bank Transaction shall not apply to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed in a single copy which you shall keep in your possession.

                    BECKMAN JAPAN KK.



                    BY (SEAL APPLIED)